UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2026

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 East 59th Str. 22nd Floor

New York, New York 10022

(Address of principal executive offices) (zip code)

646-202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K reports the execution of an Addendum to the Share Exchange Agreement between Sentient Brands Holdings Inc. and a subsidiary of Wyoming Bears, Inc. (Nevada), as well as engagement of the CFO and President/COO positions and related disclosures.

Item 1.01 Entry Into A Material Definitive Agreement

On February 20, 2026, the Board of Directors of Sentient Brands Holdings Inc. (the “Company”) approved Addendum No. 1 (the “Addendum”) to the Share Exchange Agreement dated September 30, 2025, by and among the Company, Wyoming Bears, Inc., a Nevada corporation (“WYB”), and the minority shareholders of WYB.

Pursuant to the Addendum:

●	The Company acquired the remaining forty-nine percent (49%) equity interest in WYB.

●	As a result, the Company now owns one hundred percent (100%) of the issued and outstanding equity of WYB, effective January 1, 2026.

●	Consideration consists of Acquisition Credits issued on the same legal and economic terms set forth in the original Share Exchange Agreement, without minority or right-of-first-refusal discounts.

●	Earn-out calculations are adjusted to reflect 100% ownership, replacing the prior 51% multiplier.

●	All minority rights, including rights of first refusal, were terminated.

●	The Company agreed to full indemnification of the former minority holders in connection with liabilities arising from the Company’s public company activities.

●	The Addendum includes protective license suspension and clawback provisions upon insolvency or catastrophic events.

The Addendum is governed by Nevada law.

The foregoing description is qualified in its entirety by reference to the full text of the Addendum, which is filed herewith as Exhibit 10.21.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

On February 20, 2026, the Board approved the following officer appointments:

Engagement of Financial Controller & CFO

Jeanene Morgan was engaged as Financial Controller & Chief Financial Officer of the Company, reporting directly to the Board of Directors, with authority to conduct all activities associated with such responsibilities.

Engagement of President & COO

Serge Knazev was engaged as President & Chief Operating Officer effective January 1, 2026. The position carries no salary and provides for per-project compensation. Mr. Knazev reports to the Board of Directors.

Key responsibilities include:

●	Managing subsidiary operations

●	Strengthening the balance sheet

●	Audit preparedness

●	IT infrastructure implementation

Mr. Knazev will recuse himself from decisions relating to his personal investments where conflicts of interest may arise.

Item 8.01 Other Events

Approval of Related Party Disclosures

The Board approved disclosures relating to:

●	Serge Knazev as investor in GA3 Consortium, LLC, which has funded certain Company expenses through non-interest-bearing loan arrangements. GA3 Consortium, LLC’s acquisition of two Company notes originally issued to Leonite Capital, with an aggregate principal value of $715,789. Mr.Knazev is an active investor in American Industrial Group, Inc., the funding source and manufacturing provider, and an investor in the Subsidiaries.

●	Mr. Knazev’s ownership of 58,456 shares of Company common stock, which was purchased in the open market.

●	Certain non-interest-bearing loans from Mr.Knazev were used to fund Company expenses, including auditor, transfer agent, EDGAR, and accounting system costs.

These matters were reviewed and approved by the Board in accordance with the Company’s related-party governance policies.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. These statements involve risks and uncertainties and are based on current expectations, estimates, and projections about the Company’s business and industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements are not guarantees of future performance, and actual results may differ materially. Factors that could cause or contribute to such differences include, without limitation, risks associated with the integration of acquired assets, market acceptance of products, supply chain challenges, and general business conditions. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Board of Directors Resolution dated February 20, 2026
10.20	Addendum No. 1 to Share Exchange Agreement dated December 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: February 24, 2026	By:	/s/ Eric Bruns
Eric Bruns
Board Chairman